                                                                 EXHIBIT (h)(10)

                             EXCELSIOR FUNDS, INC.
                             ---------------------

                          ADMINISTRATIVE SERVICES PLAN



          Section 1.  Upon the recommendation of Chase Global Funds Services
          ----------
Company, Federated Administrative Services or U.S. Trust Company (each a "Co-Administrator") as Co-Administrator of Excelsior Funds, Inc. (the "Company"), any officer of the Company (or any other person authorized by the Company's Board) is authorized to execute and deliver, in the name and on behalf of the Company, written agreements in substantially the form attached hereto or in any other form duly approved by the Board of Directors ("Servicing Agreements") with institutions that are shareholders of record or that have clients that are shareholders of record or beneficial owners of the Value and Restructuring, Blended Equity, Large Cap Growth and Intermediate-Term Managed Income Funds (the "Funds") of the Company, including without limitation the Company's service providers and their affiliates ("Service Organizations"). Such Servicing Agreements shall require the Service Organizations to provide or arrange for the provision of support services as set forth therein to their clients who beneficially own Advisor Shares of the Funds offered by the Company in consideration of a fee, computed and paid in the manner set forth in the Servicing Agreements, at the annual rate of up to .25% of the applicable net asset value of Advisor Shares beneficially owned by such clients. Among other institutions, any bank, trust company, thrift institution or broker-dealer is eligible to become a Service Organization and to receive fees under this Plan. All expenses incurred by the Company with respect to Advisor Shares of the Fund in connection with Servicing Agreements and the implementation of this Plan shall be borne entirely by the holders of that class or series.

          Section 2.  The Co-Administrators shall monitor the arrangements
          ----------
pertaining to the Company's Servicing Agreements with Service Organizations in accordance with the terms of the Co-Administration Agreement by and among the Co-Administrators and the Company. The Co-Administrators shall not, however, be obliged by this Plan to recommend, and the Company shall not be obliged to execute, any Servicing Agreement with any qualifying Service Organization.

          Section 3.  So long as this Plan is in effect, the Co-Administrators
          ----------
shall provide to the Company's Board of Directors, and the Directors shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made.

          Section 4.  This Plan shall become effective immediately upon the
          ----------
approval of the Plan (and the form of Servicing Agreement attached hereto) by a majority of the Board of Directors, including a majority of the Directors who are not "interested persons" as defined in the Investment Company Act of 1940 (the "Act") of the Company and have no direct or indirect financial interest in the operation of this Plan or in any Servicing Agreement or other agreements related to this Plan (the "Disinterested Directors"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of this Plan (or form of Servicing Agreement).

          Section 5.  Unless sooner terminated, this Plan shall continue until
          ----------
November 19, 2000 and thereafter shall continue automatically for successive annual periods provided such continuance is approved at least annually in the manner set forth in Section 4.

          Section 6.  This Plan may be amended at any time by the Board of
          ----------
Directors, provided that any material amendments of the terms of this Plan shall become effective only upon the approvals set forth in Section 4.

          Section 7.  This Plan is terminable at any time by vote of a majority
          ----------
of the Disinterested Directors.

          Section 8.  While this Plan is in effect, the selection and nomination
          ----------
of the new Directors of the Company who are not "interested persons" (as defined in the Act) of the Company shall be committed to the discretion of the existing Disinterested Directors.

          Section 9.  The Company adopted this Plan as of November 19, 1999.
          ----------

                                    FORM OF

                        SHAREHOLDER SERVICING AGREEMENT


          THIS AGREEMENT, by and between Excelsior Funds, Inc. (the "Corporation") and the shareholder service organization (the "Organization") listed on the signature page hereof;

          WITNESSETH:

          WHEREAS, certain transactions in Shares of Common Stock, $.001 par value, of the Corporation or of any series now existing or later created of the Corporations ("Shares") may be made by investors who are customers of, and using the services of or arranged by, an Organization, including without limitation the Company's service providers and their affiliates, that has entered into a shareholder servicing agreement with the Corporation; and

          WHEREAS, the Organization wishes to make it possible for its customers (the "Customers") to purchase Shares and wishes to act as the Customers' agent in performing or arranging for the performance of certain administrative functions in connection with purchases, exchanges and redemptions of Shares from time to time upon the order and for the account of Customers and to provide related services to its Customers in connection with their investments in the Corporation; and

          WHEREAS, it is in the interest of the Corporation to make the services of the Organization available to Customers who are or may become beneficial owners of Shares of the Corporation;

          NOW, THEREFORE, the Corporation and the Organization hereby agree as follows:

     1.    Appointment.  The Organization, as an independent contractor, hereby
           -----------
agrees to perform or to have performed certain services for Customers as hereinafter set forth. The Organization's appointment hereunder is non-exclusive, and the parties recognize and agree that, from time to time, the Corporation may enter into other shareholder servicing agreements, with others without the Organization's consent. For the purposes of this Agreement, the Organization is deemed an independent contractor and will have no authority to act as the Corporation's agent in any respect.

     2.    Service to be Performed.
           -----------------------

     2.1   Type of Service.  The Organization shall be responsible for
           ---------------
performing or having performed shareholder account administrative and servicing functions, which shall include without limitation/1/: (a) assisting Customers in designating and changing dividend options,

___________________
1. Services may be modified or omitted in a particular case and items relettered or renumbered.

account designations and addresses; (b) providing necessary personnel and facilities to establish and maintain certain shareholder accounts and records, as may reasonably be requested from time to time by the Corporation; (c) assisting in processing purchases, exchange and redemption transactions; (d) arranging for the wiring of funds; (e) transmitting and receiving funds in connection with Customer orders to purchase, exchange or redeem Shares; (f) verifying and guaranteeing Customer signatures in connection with redemption orders, transfers among and changes in Customer-designated accounts; (g) providing periodic statements showing a Customer's account balances and, to the extent practicable, integration of such information with information concerning other client transactions otherwise effected with or through the Organization;
(h) furnishing on behalf of the Corporation's distributor (either separately or on an integrated basis with other reports sent to a Customer by the Organization) periodic statements and confirmations of all purchases, exchanges and redemptions of Shares in a Customer's account required by applicable federal or state law, all such confirmations and statements to conform to Rule 10b-10 under the Securities Exchange Act of 1934 and other applicable federal or state law; (i) transmitting proxy statements, annual reports, updating prospectuses and other communications from the Corporation to Customers; (j) receiving, tabulating and transmitting to the Corporation proxies executed by Customers with respect to annual and special meetings of shareholders of the Corporation;
(k) providing reports (at least monthly, but more frequently if so requested by the Corporation's distributor) containing state-by-state listings of the principal residences of the beneficial owners of the Shares; and (l) providing or arranging for the provision of such other related services as the Corporation or a Customer may reasonably request. The Organization shall provide or arrange for all personnel and facilities to perform the functions described in this paragraph with respect to its Customers.

     2.2   Standard of Services.  All services to be rendered or arranged for by
           --------------------
the Organization hereunder shall be performed in a professional, competent and timely manner. The details of the operating standards and procedures to be followed in performance of the services described above shall be determined from time to time by agreement between the Organization and the Corporation. The Corporation acknowledges that the Organization's ability to perform on a timely basis certain of its obligations under this Agreement depends upon the Corporation's timely delivery of certain materials and/or information to the Organization. The Corporation agrees to use its best efforts to provide such materials to the Organization in a timely manner.

     3.    Fees.
           ----

     3.1   Fees from the Corporation.  In consideration for the services
           -------------------------
described in Section 2 hereof and the incurring of expenses in connection therewith, the Organization shall receive fees set forth in Appendix A hereto, such fees to be paid in arrears periodically (but in no event less frequently than semi-annually) at annual rates of up to .25% of the average daily net assets of the Corporation's Shares owned during the period for which payment has been made by Customers for whom the Organization is the holder or agent of record or with whom it maintains a servicing relationship. For purposes of determining the fees payable to the Organization hereunder, the value of the Corporation's net assets shall be computed in the manner specified in the

(..continued)

Corporation's then-current prospectus for computation of the net asset value of the Corporation's Shares. The above fees constitute all fees to be paid to the Organization by the Corporation with respect to the transactions contemplated hereby. The Corporation may at any time in its discretion suspend or withdraw the sale of its Shares.

     3.2   Fees from Customers.  It is agreed that the Organization may impose
           -------------------
certain conditions on Customers, in addition to or different from those imposed by the Corporation, such as requiring a minimum initial investment or charging Customers direct fees for the same or similar services as are provided hereunder by the Organization (which fees may either relate specifically to the Organization's services with respect to the Corporation or generally cover services not limited to those with respect to the Corporation). The Organization shall bill Customers directly for such fees. In the event the Organization charges Customers such fees, it shall notify the Corporation in advance and make appropriate prior written disclosure (such disclosure to be in accordance with all applicable laws) to Customers of any such fees charged to the Customer. To the extent required by applicable rules and regulations of the Securities and Exchange Commission, the Corporation shall make written disclosure of the fees paid or to be paid to the Organization pursuant to Section 3.1 of this Agreement. It is understood, however, that in no event shall the Organization have recourse or access to the account of any shareholder of the Corporation except to the extent expressly authorized by law or by such shareholder, or to any assets of the Corporation, for payment of any direct fees referred to in this Section 3.2.

     4.    Information Pertaining to the Shares.  The Organization and its
           ------------------------------------
officers, employees and agents are not authorized to make any representations concerning the Corporation or the Shares to Customers or prospective Customers, excepting only accurate communication of any information provided by or on behalf of any administrator or distributor of the Corporation or any factual information contained in the then-current prospectus relating to the Corporation or to any series of the Corporation. In furnishing such information regarding the Corporation or the Shares, the Organization shall act as agent for the Customer only and shall have no authority to act as agent for the Corporation. Advance copies or proofs of all materials which are generally circulated or disseminated by the Organization to Customers or prospective Customers which identify or describe the Corporation shall be provided to the Corporation at least 10 days prior to such circulation or dissemination (unless the Corporation consents in writing to a shorter period), and such materials shall not be circulated or disseminated or further circulated or disseminated at any time after the Corporation shall have given written notice within such 10 day period to the Organization of any objection thereto.

               Nothing in this Section 4 shall be construed to make the Corporation liable for the use (or accuracy unless prepared by the Corporation for the specific use) of any information about the Corporation which is disseminated by the Organization.

     5.    Use of the Organization's Name.  The Corporation shall not use the
           ------------------------------
name of the Organization (or any of its affiliates or subsidiaries) in any prospectus, sales literature or other material relating to the Corporation in a manner not approved by the Organization prior thereto in writing; provided, however, that the approval of the Organization shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder and the terms hereof or which is required by law, including without limitation, by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

     6.    Use of the Corporation's Name.  The Organization shall not use the
           -----------------------------
name of the Corporation on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved by the Corporation prior thereto in writing; provided, however, that the approval of the Corporation shall not be required for the use of the Corporation's name in connection with communications permitted by Section 4 hereof or (subject to Section 4, to the extent the same may be applicable) for any use of the Corporation's name which merely refers in accurate and factual terms to the Corporation in connection with the Organization's role hereunder or which is required by law, including without limitations, by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

     7.    Security.  The Organization represents and warrants that to the best
           --------
of its knowledge, the various procedures and systems which it has implemented (including provision for twenty-four hours a day restricted access) with regard to safeguarding from loss or damage attributable to fire, theft or any other cause the Corporation's records and other data and the Organization's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. The parties shall review such systems and procedures on a periodic basis, and the Corporation shall from time to time specify the types of records and other data of the Corporation to be safeguarded in accordance with this Section 7.

     8.    Compliance with Laws.  The Organization shall comply with all
           --------------------
applicable federal and state laws and regulations, including without limitation securities laws. The Organization represents and warrants to the Corporation that the performance of all its obligations hereunder will comply with all applicable laws and regulations, the provisions of its charter documents and by-laws and all material contractual obligations binding upon the Organization. The Organization furthermore undertakes that it will promptly, after the Organization becomes so aware, inform the Corporation of any change in applicable laws or regulations (or interpretations thereof) or in its charter or by-laws or material contracts which would prevent or impair full performance of any of its obligations hereunder.

     9.    Reports.  Quarterly, and more frequently to the extent requested by
           -------
the Corporation from time to time, the Organization agrees that it will provide the administrator of the Corporation with a written report of the amounts expended by the Organization pursuant to this Agreement and the purposes for which such expenditures were made. Such written reports shall be in a form satisfactory to the Corporation and shall supply all information necessary for the Corporation to discharge its responsibilities under applicable laws and regulations.

     10.  Record Keeping.
          --------------

     10.1  Section 31.  The Organization shall maintain records in a form
           ----------
reasonably acceptable to the Corporation and in compliance with applicable laws and the rules and regulations of the Securities and Exchange Commission, including but not limited to the record-keeping requirements of Section 31 of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules thereunder. Such records shall be deemed to be the property of the Corporation and will be made available at the Corporation's request for inspection and use by the Corporation, representatives of the Corporation and governmental authorities. The Organization agrees that, for so long as it retains any records of the Corporation, it will meet all reporting requirements pursuant to the 1940 Act and applicable to the Organization with respect to such records. Upon termination of this Agreement, the Organization shall deliver to the administrator of the Corporation all books and records maintained by the Organization and deemed to be the Corporation's property hereunder.

     10.2  Rules 17a-3 and 17a-4.  The Organization shall maintain accurate and
           ---------------------
complete records with respect to services performed by the Organization in connection with the purchase and redemption of Shares. Such records shall be maintained in form reasonably acceptable to the Corporation and in compliance with the requirements of all applicable laws, rules and regulations, including without limitation, Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934, as amended, pursuant to which any dealer of the Shares must maintain certain records. All such records maintained by the Organization shall be the property of such dealer and will be made available for inspection and use by the Corporation or such dealer upon the request of either. The Organization shall file with the Securities and Exchange Commission and other appropriate governmental authorities, and furnish to the Corporation and any such dealer copies of, all reports and undertakings as may be reasonably requested by the Corporation or such dealer in order to comply with the said rules. If so requested by any such dealer, the Organization shall confirm to such dealer its obligations under this Section 10.2 by a writing reasonably satisfactory to such dealer.

     10.3  Transfer of Customer Data.  In the event this Agreement is terminated
           -------------------------
or a successor to the Organization is appointed, the Organization shall transfer to such designee as the Corporation may direct a certified list of the shareholders of the Corporation serviced by the Organization (with name, address and tax identification or Social Security number, if any), a complete record of the account of each such shareholder and the status thereof, and all other relevant books, records, correspondence, and other data established or maintained by the Organization under this Agreement. In the event this Agreement is terminated, the Organization will use its best efforts to cooperate in the orderly transfer of such duties and responsibilities, including assistance in the establishment of books, records and other data by the successor.

     10.4  Survival of Record-Keeping Obligations.  The record-keeping
           --------------------------------------
obligations imposed in this Section 10 shall survive the termination of this Agreement for a period of three years.

     10.5  Obligations Pursuant to Agreement Only.  Nothing in this Section 10
           --------------------------------------
shall be construed so that the Organization would, by virtue of its role hereunder, be required under applicable law to maintain the records required to be maintained by it under this Section 10, but is understood that the Organization has agreed to do so in order to enable the Corporation and its dealer or dealers to comply with laws and regulations applicable to them.

     10.6  Organization's Rights to Copy Records.  Anything in this Section 10
           -------------------------------------
to the contrary notwithstanding, except to the extent otherwise prohibited by law, the Organization shall have the right to copy, maintain and use any records maintained by the Organization pursuant to this Section 10, except as otherwise prohibited by Sections 4 and 6 hereof.

     11.  Force Majeure.  The Organization shall not be liable or responsible
          -------------
for delays or errors by reason of circumstances beyond its reasonable control, including, but not limited to, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, Acts of God, insurrection, war, riots or failure of communication or power supply.

     12.   Indemnification.
           ---------------

     12.1  Indemnification of the Organization.  The Corporation will indemnify
           -----------------------------------
and hold the Organization harmless from all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) from any claim, demand, action or suit (collectively, "Claims") arising in connection with material misstatements or omissions in the Corporation's Prospectus. Notwithstanding anything herein to the contrary, the Corporation will indemnify and hold the Organization harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any Claim as a result of its acting in accordance with any written instructions reasonably believed by the Organization to have been executed by any person duly authorized by the Corporation, or as a result of acting in reliance upon any instrument or stock certificate reasonably believed by the Organization to have been genuine and signed, countersigned or executed by a person duly authorized by the Corporation, excepting only the negligence or bad faith of the Organization.

           In any case in which the Corporation may be asked to indemnify or hold the Organization harmless, the Corporation shall be advised of all pertinent facts concerning the situation in question and the Organization shall use reasonable care to identify and notify the Corporation promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Corporation. The Corporation shall have the option to defend the Organization against any Claim which may be the subject of indemnification hereunder. In the event that the Corporation elects to defend against such Claim, the defense shall be conducted by counsel chosen by the Corporation and satisfactory to the Organization. The Organization may retain additional counsel at its expense. Except with the prior written consent of the Corporation, the Organization shall not confess any Claim or make any compromise in any case in which the Corporation will be asked to indemnify the Organization.

     12.2  Indemnification of the Corporation.  Without limiting the rights of
           ----------------------------------
the Corporation under applicable law, the Organization will indemnify and hold the Corporation harmless from all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) from any Claim (a) arising from (i) the bad faith or negligence of the

Organization, its officers, employees or agents, (ii) any breach of applicable law by the Organization, its officers, employees or agents, (iii) any action of the Organization, its officers, employees or agents which exceeds the legal authority of the Organization or its authority hereunder, or (iv) any actions, inactions, errors or omissions of the Organization, its officers, employees or agents with respect to the purchase, redemption, transfer and registration of Customers' Shares or the Corporation's verification or guarantee of any Customer signature.

           In any case in which the Organization may be asked to indemnify or hold the Corporation harmless, the Organization shall be advised of all pertinent facts concerning the situation in question and the Corporation shall use reasonable care to identify and notify the Organization promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Organization. The Organization shall have the option to defend the Corporation against any Claim which may be the subject of indemnification hereunder. In the event that the Organization elects to defend against such Claim, the defense shall be conducted by counsel chosen by the Organization and satisfactory to the Corporation. The Corporation may retain additional counsel at its expense. Except with the prior written consent of the Organization, the Corporation shall not confess any Claim or make any compromise in any case in which the Organization will be asked to indemnify the Corporation.

     12.3  Survival of Indemnities.  The indemnities granted by the parties in
           -----------------------
this Section 12 shall survive the termination of this Agreement.

     13.   Notices. All notices or other communications hereunder to either
           -------
party shall be in writing and shall be deemed sufficient if mailed to such party at the address of such party set forth on the signature page of this Agreement or at such other address as such party may have designated by written notice to the other.

     14.   Further Assurances.  Each party agrees to perform such further acts
           ------------------
and execute such further documents as are necessary to effectuate the purposes hereof.

     15.  Termination.  Unless sooner terminated, this Agreement will continue
          -----------
until _______, 2000 and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by vote of a majority of (i) the Board of Directors of the Corporation and (ii) those Directors who are not "interested persons" (as defined in the 1940 Act) of the Corporation and have no direct or indirect financial interest in the operation of the Corporation's Administrative Services Plan or in any agreement related thereto cast in person at a meeting called for the purpose of voting on such approval ("Disinterested Directors"). This Agreement is terminable, without penalty, at any time by the Corporation (which termination may be by a vote of a majority of the Disinterested Directors) or by you upon notice to the Corporation.

     16.   Changes; Amendments.  This Agreement may be changed or amended only
           -------------------
by written instrument signed by both parties hereto.

     17.   Subcontracting By Organization.  The Organization may, with the
           ------------------------------
written approval of the Corporation (such approval not to be unreasonably withheld), subcontract for the performance of the Organization's obligations hereunder with any one or more persons, including but not limited to any one or more persons which is an affiliate of the Organization; provided, however, that the Organization shall be as fully responsible to the Corporation for the acts and omissions of any subcontractor as it would be for its own acts or omissions.

     18.   Compliance with Laws and Policies; Cooperation.  The Corporation
           ----------------------------------------------
hereby agrees that it will comply with all laws and regulations applicable to its operations and the Organization agrees that it will comply with all laws and regulations applicable to its operations hereunder. Each party understands that the other may from time to time adopt or modify policies relating to the subject matter of this Agreement, in which case the party adopting or modifying such a policy shall notify the other thereof and the parties shall consider the applicability thereof and endeavor to comply therewith to the extent not impracticable or unreasonably burdensome. Each of the parties agrees to cooperate with the other in connection with the performance of this Agreement and the resolution of any problems, questions or disagreements in connection herewith.

     18.1  Annual Financial Reports.  At least once a year, the Corporation
           ------------------------
shall send to the record owners of its shares the Corporation's audited financial statements.

     18.2  Annual Certification.  At least once a year, the Organization shall
           --------------------
certify to the Corporation that it is conducting its business in accordance with the terms and conditions of the Agreement.

     19.   Single Portfolio.  Notwithstanding anything in this Agreement to the
           ----------------
contrary, any amount owed by Corporation to the Organization under this Agreement or otherwise with respect to any matter hereunder shall be paid only from and shall be limited to the assets and property of the particular investment portfolio of the Corporation to which the matter relates.

     20.   Miscellaneous.  This Agreement shall be construed and enforced in
           -------------
accordance with and governed by the laws of the State of Maryland. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The terms of this Agreement shall become effective as of the date set forth below.

          IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year set forth below.



Dated as of:_____________________



Excelsior Funds, Inc.                 Address for Notices:
                                      ______________________________
                                      ______________________________
                                      ______________________________
By:  ____________________________     ______________________________
     (Authorized Officer)



_________________________________     Address for Notices:
   [Service Organization]             ______________________________
                                      ______________________________
                                      ______________________________
                                      ______________________________



By: _____________________________
    (Authorized Officer)

                                   APPENDIX A
                                   ----------


EXCELSIOR FUNDS, INC.


          Pursuant to the terms and conditions set forth in the attached Shareholder Servicing Agreement, the Organization will receive the fees set forth below in consideration for the services described in Section 2 of said Agreement and the incurring of expenses in connection therewith, such fees (calculated pursuant to Section 3.1 of said Agreement) to be paid in arrears periodically (but in no event less frequently than semi-annually):

===============================================================================================
FUND-____ SHARES                                                  Shareholder Servicing Fee
-----------------------------------------------------------------------------------------------
Intermediate-Term Managed Income Fund                                       .25%
Blended Equity Fund                                                         .25%
Value and Restructuring Fund                                                .25%
Large Cap Growth Fund                                                       .25%
===============================================================================================